FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 20, 2000
                                                          ................


                            GREATER COMMUNITY BANCORP
       .................................................................
             (Exact name of registrant as specified in its charter)




        NEW JERSEY                01-14294           22-2545165
       .................................................................
        (State of other         (Commission         (IRS Employer
        jurisdiction of          File No.)         Identification No.)
        incorporation)



                      55 UNION BOULEVARD, TOTOWA, NJ 07512
        .................................................................
              (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: 973-942-1111
                                                   ..............



 .................................................................
  (Former name or former address, if changed since last report)

Item 5.  Other Events

     a. On April 18, 2000, Greater Community Bancorp (the "Corporation") announced that the earnings increased by 19% for the quarter ended March 31, 2000 to $1,056,000 from $887,000 in the first three months of 1999. Diluted earnings per share for the period were $.17 in 2000 compared to $.15 in 1999. Cash earnings per diluted share were $.20 for the first quarter of 2000 compared to $.16 for the three month period ended March 31, 1999, an increase of 25%. All per share results have been adjusted to reflect a five-percent stock dividend paid on September 15, 1999. Provision for possible loan and lease losses was $156,000 in the first quarter of the current year and $111,000 for the same period in 1999. Assets of the Corporation at March 31, 2000 were $584,310,000 compared to $381,990,000 at March 31, 1999. Deposits were $476,146,000 and $277,440,000 for the two dates, respectively. A copy of the press release is attached hereto as an Exhibit.

     b. On April 19, 2000, the Corporation issued a press release announcing the declaration of 5% stock dividend on the Corporation's common stock. The additional shares will be issued on July 31, 2000 to shareholders of record July 14, 2000. A copy of the press release is attached hereto as an exhibit.
Item 7.  Financial Statements and Exhibits.

     (c) Exhibits. The following exhibit is being filed with this Report and is attached hereto:

99.1 Press Release issued April 18, 2000 relating to the announcement of earnings for the three-month period ended March 31, 2000.

99.2 Press Release issued April 19, 2000 relating to the announcement of 5% stock dividend on its outstanding common shares.

        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      GREATER COMMUNITY BANCORP
                                   ..............................
                                           (Registrant)


       APRIL 20, 2000              /s/ George E. Irwin
Date .........................     ..............................
                                           (Signature)

                                        GEORGE E. IRWIN
                                        PRESIDENT AND C.E.O.

                                  EXHIBIT 99.1

                     55 Union Blvd., P.O. Box 269, Totowa, New Jersey 07511-0269
                                 (973) 942-1111              Fax: (973) 942-9816
                                                        www.greatercommunity.com


                                                           FOR IMMEDIATE RELEASE
                                                       CONTACT:  George E. Irwin
                                                                 President & CEO
                                                                   SYMBOL:  GFLS

     Totowa, NJ, April 18, 2000 - Net income at Greater Community Bancorp(r) increased by 19% for the quarter ended March 31, 2000 to $1,056,000 from $887,000 in the first three months of 1999. Diluted earnings per share for the period were $.17 in 2000 compared to $.15 in 1999. Cash earnings per diluted share were $.20 for the first quarter of 2000 compared to $.16 for the three month period ended March 31, 1999, an increase of 25%. All per share results have been adjusted to reflect a five-percent stock dividend paid on September 15, 1999. Provision for possible loan and lease losses was $156,000 in the first quarter of the current year and $111,000 for the same period in 1999. Assets of Greater Community Bancorp(r) at March 31, 2000 were $584,310,000 compared to $381,990,000 at March 31, 1999. Deposits were $476,146,000 and $277,440,000 for the two dates, respectively. On April 1, 1999 the company acquired for cash First Savings Bancorp of Little Falls, NJ. This transaction was accounted for under the purchase method of accounting.

     Greater Community is the holding company for Great Falls Bank, Bergen Commercial Bank, Rock Community Bank, Greater Community Financial, LLC, a full service securities broker-dealer and Highland Capital Corp., an equipment leasing company.

                                  Exhibit 99.2


                        55 Union Boulevard, P.O. Box 269, Totowa, NJ  07511-0269
                                           (973) 942-1111     Fax (973) 942-9816
                                                        www.greatercommunity.com



                              FOR IMMEDIATE RELEASE

                                                        CONTACT: GEORGE E. IRWIN
                                                                 PRESIDENT & CEO
                                                           (973) 942-1111 X 1018
                                                                    SYMBOL: GFLS


     Totowa, NJ, April 19, 2000, John L. Soldoveri, Chairman of Greater Community Bancorp(r), announced today that the Board of Directors had declared a 5% stock dividend on the company's common stock. The additional shares will be issued July 31, 2000 to stockholders of record on July 14, 2000.